EX-23(d)


Friedman
Alpren &                                                           1700 Broadway
Green LLP                                                     New York, NY 10019
Certified Public Accountants and Consultants                        212-582-1600
                                                               Fax: 212-265-4761
                                                                 www.nyccpas.com



                         CONSENT OF INDEPENDENT AUDITORS


              We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated, August 2, 2002 and October 17, 2002 with respect to the (i) statement of revenues and certain expenses of the property located at 20 Chapel Street for the year ended December 31, 2001, (ii) statement of revenues and certain expenses of the properties located at 9201, 9210 and 9231 Corporate Boulevard for the year ended December 31, 2001, and
(iii) statement of revenues and certain expenses of Oak Brook Regency Towers for the year ended December 31, 2001, respectively, in the Registration Statement (on Form S-1) and related prospectus of TIAA Real Estate Account for the offer and sale of interests in the TIAA Real Estate Account, a variable option offered through certain TIAA annuity contracts.

                                       /s/ Friedman Alpren & Green LLP

April 28, 2003